UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2012

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Shareholder Proposals for 2012 Annual Meeting

Pro-Dex, Inc. (“we”, “us” or “our”) is preparing to hold our 2012 annual meeting of shareholders at a time, date and location to be announced in due course. We have set November 29, 2012 as the record date for the annual meeting.

Because the date of our 2012 annual meeting is expected to change by more than 30 days from the date of our 2011 annual meeting, we desire to inform our shareholders of the revised deadlines for the submission of shareholder proposals for consideration at our 2012 annual meeting.

Proposals by shareholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our 2012 annual meeting must be received by us by December 12, 2012, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in the proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals and with certain other requirements set forth in our Bylaws (a copy of which may be obtained by written request delivered to our Secretary).

Proposals by shareholders at our 2012 annual meeting that are not intended for inclusion in our proxy materials must also be received by our Secretary no later than December 12, 2012 and comply with certain other requirements set forth in our Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2012	PRO-DEX, INC. (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz Chief Financial Officer